EXHIBIT 10.1

AMENDMENT TO

INDEPENDENT CONTRACTOR AGREEMENT

THIS AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT (this “Amendment”) is dated as of April 16th, 2007, by and between Dennis Gauger, an individual resident of the State of Utah (the “Contractor”) and Cimetrix Incorporated, a Nevada corporation (“Cimetrix”).

WHEREAS, the Contractor and Cimetrix entered into that certain Independent Contractor Agreement, dated as of April 16, 2004 (the “Agreement”).

WHEREAS, the Contractor and Cimetrix wish to amend the terms of the Agreement as contained herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

1.             Section 1 of the Agreement is hereby amended and restated to be as follows:

“This Agreement shall become effective as of the date hereof and shall continue thereafter for a period of four (4) years unless terminated in accordance with the provisions hereof.”

2.             Section 2.1 of the Agreement is hereby amended and restated to be as follows:

“During the term hereof, the Contractor agrees to use his best efforts and devote such time as may be reasonably necessary to perform the duties to be agreed upon.  Cimetrix and Contractor agree that the Contractor will provide approximately 500 hours of service during each one year period of this Agreement, and the consideration to be paid to Contractor pursuant to this Agreement has been primarily based upon Contractor providing that number of hours of service.”

3.             “Exhibit A” to the Agreement is hereby amended and restated to be as set forth on the attached Exhibit A.

4.             By executing this Amendment, each of Cimetrix and Contractor agrees to be bound by all the terms and conditions set forth in the Agreement, as amended hereby.

5.             Except as modified by this Amendment, the Agreement is ratified and affirmed and shall remain in full force and effect.  From and after the date of the Amendment, each and every reference in the Agreement to “this Agreement”, “herein,” “hereof,” or similar words and phrases referring to the Agreement or any word of phrase referring to a section or provision of the Agreement is deemed for all purposes to be a reference to the Agreement as amended pursuant to this Amendment.

6.         This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective distributes, successors and assigns.  This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah.

7.         This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.  This Amendment may be executed by facsimile signatures, each of which will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CIMETRIX:

Cimetrix Incorporated

By: /s/: Robert H. Reback
Name: Robert H. Reback
Title: President and Chief Executive Officer

CONTRACTOR:

/s/: Dennis P. Gauger
Dennis P. Gauger

EXHIBIT A

Compensation Schedule

$3,500 per month, due as follows:	$1,750 paid by the 1st of each month
$1,750 paid by the 16th of each month

For the year ending April 15th, 2005, Cimetrix granted Contractor 35,000 Options to purchase Cimetrix common shares at a strike price of $0.35 per share that vested 25% every three months during such year.

For the year ending April 15th, 2006, Cimetrix granted Contractor 35,000 Options to purchase Cimetrix common shares at a strike price of $0.46 per share that vested 25% every three months during such year.

For the year ending April 16th, 2006, Cimetrix granted Contractor 20,000 Shares of Restricted Stock under the 2006 Long-Term Incentive Plan that vested 25% every three months during such year.

For the year beginning April 16th, 2007, Cimetrix will grant Contractor 20,000 Shares of Restricted Stock under the 2006 Long-Term Incentive Plan that will vest 25% every three months during such year.

For the year beginning April 16th, 2007, in the event that Cimetrix undertakes a public offering, Cimetrix will (i) pay Contractor $100 per hour for the additional work relating to the public offering performed by Contractor for such year, and (ii) issue to Contractor additional Options to purchase 15,000 shares of Cimetrix common stock.